Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Entertainment Is Us, Inc. (the "Company") on Form 10-QSB for the quarter ended June 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Miguel Sebastia, Interim Chief Executive Officer of the Company, certify, to my knowledge, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

          (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Entertainment Is Us, Inc. and will be retained by Entertainment Is Us, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

                   September 21, 2006


                   /s/ Miguel Sebastia
                   -------------------
                   Miguel Sebastia, Interim Chief Executive Officer
                   (Principal Executive Officer and Principal Financial Officer)